EXHIBIT 99.1


     CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
         IKON OFFICE SOLUTIONS, INC. PURSUANT TO 18 U.S.C. SECTION 1850


We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of IKON Office Solutions, Inc. for the period ending March 31, 2003:


(1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Office Solutions, Inc.


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
 /s/ Matthew J. Espe                       /s/ William S. Urkiel
------------------------------------      --------------------------------------
Matthew J. Espe                           William S. Urkiel
Chairman and Chief Executive Officer      Senior Vice President and Chief Financial Officer
May 15, 2003                              May 15, 2003



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